EXHIBIT 1

Canada
Letters Patent of Continuance
Trust and Loan Companies Act
The Secretary of State (International Financial Institutions), on behalf of the Minister of Finance and pursuant to section 33 of the Trust and Loan Companies Act:
continues 3812863 Canada Inc., a company incorporated under the Canada Business Corporation Act, as a company under the Trust and Loan Companies Act, declares that the name of the company is BNY Trust Company of Canada;
declares that the head office of the company shall be in the City of Toronto, in the Province of Ontario; and
declares that these letters patent are effective on May 4, 2001.
Date: May 4, 2001
Secretary of State
(International Financial Institutions)

Office of the Superintendent of Financial Institutions
Order to Commence and Carry on Business
Trust and Loan Companies Act
Whereas on May 4, 2001, BNY Trust Company of Canada was continued as a company under the Trust and Loan Companies Act. Therefore, pursuant to subsection 52(4) of the Act, I approve the commencement and carrying on of business by BNY Trust Company of Canada and authorise the company to carry on the activities referred to in section 412 of that Act.
This Order is effective on May 4, 2001.
John Palmer
Superintendent
Canada

Secretary of State Finance
Ottawa, Canada K1A 0G5
Foreign Bank Order
Bank Act
Whereas The Bank of New York Company, Inc., a foreign bank, intends to hold, directly or indirectly, shares of or ownership interests in BNY Trust Company of Canada a Canadian entity whose principal activity in Canada is an activity referred to in any of subparagraphs 518(3)(a)(i) to (v) of the Bank Act in such number that BNY Trust Company of Canada is a non-bank affiliate of The Bank of New York Company, Inc. and those shares or ownership interests were acquired by The Bank of New York Company, Inc. when the principal activity in Canada of BNY Trust Company of Canada was not an activity described in one of those subparagraphs and was acquired after August 1, 1997;
Therefore, the Secretary of State (International Financial Institutions), on behalf of the Minister of Finance and pursuant to paragraph 521(1)(d) of the Bank Act, hereby consents that The Bank of New York Company, Inc. hold, directly or indirectly, shares of or ownership interests in BNY Trust Company of Canada in such number that BNY Trust Company of Canada is a non-bank affiliate of The Bank of New York Company, Inc.
Date: May 4, 2001
Secretary of State
(International Financial Institutions)
Canada